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                                                                     Exhibit 4.1


                               LANTE CORPORATION
                           2001 STOCK INCENTIVE PLAN
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1.   Purpose

     The purpose of the Plan is to reward and motivate Employees, Directors and Advisors to put forth maximum efforts toward the continued growth, profitability and success of the Company and its Subsidiaries by providing incentives to such persons through the ownership of Common Stock. Toward this objective, the Committee may grant Awards to Employees, Directors and Advisors on the terms and subject to the conditions set forth in the Plan. The Plan is adopted as of March 19, 2001, subject to the approval by the Company's stockholders within twelve
(12) months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date ten (10) years after the Effective Date.

2.   Definitions

     As used in this Plan, the following definitions shall apply:

     2.1. "Advisor" means any advisor or consultant who renders bona fide services to the Company or a Subsidiary.

     2.2. "Award" means a Stock Appreciation Right, Stock Option or Stock Award.

     2.3. "Board" means the Board of Directors of the Company.

     2.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5. "Commission" means the Securities and Exchange Commission or any successor agency.

     2.6. "Committee" means the Board, or a committee of Directors, Employees, shareholders or Advisors designated by the Board, which is authorized to administer the Plan under Section 3 hereof. With respect to Stock Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Stock Options to Participants hereunder, it shall consist solely of two (2) or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated under the Exchange Act and each of whom is also an "outside director" under Section 162(m) of the Code.

     2.7. "Common Stock" means shares of common stock of the Company.
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     2.8.  "Corporate Transaction" means the approval by the stockholders of the
           Company of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company.

     2.9. "Company" means Lante Corporation, a Delaware corporation, and any successor entity.

     2.10. "Director" means a member of the Board.

     2.11. "Disability" means the inability of a Participant to perform his normal duties as a full time Employee, or as a Director or Advisor, for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant's employment or service was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his regular duties as an Employee, Director or Advisor for a continuous period of ninety
           (90) days.

     2.12. "Effective Date" means March 19, 2001.

     2.13. "Employee" means an employee of the Company or a Subsidiary.

     2.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     2.15. "Fair Market Value" means, as of any given date, the fair market value of the Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value per share shall be the closing sales price per share of the Common Stock on Nasdaq (or the principal stock exchange or market on which the Common Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

     2.16. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
           Section 422 of the Code.

     2.17. "Nasdaq" means The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

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     2.18. "Non-Employee Director" means a Director who is not an officer or employee of the Company.

     2.19. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     2.20. "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

     2.21. "Plan" means the Lante Corporation 2001 Stock Incentive Plan, as amended from time to time.

     2.22. "Representative" means (i) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant;
           (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (iv) any person to whom a Stock Option has been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.23. "Stock Appreciation Right" means a right granted under Section 8.

     2.24. "Stock Award" means an Award, other than a Stock Option or Stock Appreciation Right, made in Common Stock or denominated in shares of Common Stock.

     2.25. "Stock Option" means any form of stock option granted under the Plan to a Participant by the Committee pursuant to the terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

     2.26. "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as such term is defined in Section 424(f) of the Code) with respect to the Company.

     2.27. "Tebbe Family" means Mark A. Tebbe, his spouse, heirs and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which any of the foregoing persons is a member for purposes of holding, acquiring or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing to which Mark A. Tebbe has consented and any other entity controlled by or for the benefit of any of the foregoing to which Mark A. Tebbe has consented.

     2.28. "Ten Percent Holder" means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of

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           stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

3.   Administration

     The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select Employees, Directors and Advisors to receive Awards under the Plan; (d) determine the form of an Award, the number of shares subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise (if applicable) or vesting; (e) grant waivers of Plan terms, conditions, restrictions, and limitations; (f) accelerate the vesting or exercise of an Award; (g) amend or terminate an Award or this Plan in accordance with the terms hereof; and (h) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to any of the Company's Directors, Employees, shareholders or Advisors under such conditions or limitations as the Committee may establish.

4.   Eligibility

     Any Employee, Director or Advisor is eligible to become a Participant of the Plan.

5.   Shares Available

     The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan shall not exceed 8,000,000 (such amount being subject to adjustment as provided in Section 11); provided, however, that as of January 1 of each year, commencing with the year 2002, the maximum number of shares of Common Stock which may be delivered under the Plan shall automatically increase by a number equal to the lesser of (i) 8% of the total number of shares of Common Stock outstanding as of the last day of the prior calendar year, assuming for this purpose the conversion into Common Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Common Stock, or (ii) 4,000,000 shares. Any shares of Common Stock related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or (b) are settled in cash in lieu of Common Stock shall be available again for grant under the Plan.

     Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock that may be issued by Stock Options intended to be Incentive Stock Options shall be 8,000,000 shares.

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     Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock that may be covered by Awards, in the aggregate, granted to any one Participant during any calendar year shall be 2,000,000 shares.

6.   Participation

     The Committee shall select, from time to time, Participants from those Employees, Directors and Advisors who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

7.   Stock Options

     (a)  Grants. Stock Options may be granted alone or in addition to other
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Awards granted under the Plan and may be of two types: Non-Qualified Stock
Options and Incentive Stock Options. Any Stock Option granted under the Plan shall be in such form as determined by the Committee in its sole discretion, subject to the limitations set forth herein. Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company's stockholders, whichever is earlier. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option.

     (b) Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

     (c)  Terms and Conditions of Stock Options. A Stock Option shall be
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exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee. However, no Incentive Stock Option shall be exercisable more than ten (10) years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

     (d)  Additional Terms and Conditions. The Committee may establish such
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other terms, conditions, restrictions and/or limitations, if any, of any Stock
Option, provided they are not inconsistent with the Plan.

     (e)  Exercise Payment. The option price of any Stock Option shall be paid
          ----------------
in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless

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otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of Common Stock already owned by the Participant for a period of at least six months based in any such instance on the Fair Market Value of the Common Stock on the date the Stock Option is exercised; (ii) by certifying to the satisfaction of the Committee ownership of shares of Common Stock owned by the Participant for a period of at least six months for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses
(i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

     (f) If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

     (g)  Early Exercise. The Committee may permit a Director or Advisor to
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exercise a Stock Option, on terms acceptable to the Committee, prior to vesting of the Stock Option and/or prior to the lapse of restrictions on the exercisability of the Stock Option; provided, however, the stock so issuable in
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respect thereof shall remain subject to such vesting requirements and/or restrictions and shall be forfeited if the stock does not vest or if the restrictions do not lapse; provided, further, such early exercise of Stock
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Options will generally only be permitted by the Committee (a) at the time of the grant of the Stock Option or if the Company will not otherwise be required to recognize a compensation expense for financial reporting purposes as a result of such early exercise and (b) the Director or Advisor commits to make an election under Section 83(b) of the Code within 30 days of exercise of the Stock Option.

     (h)  Transferability of Stock Options. An Incentive Stock Option shall not
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be transferable except by will or the laws of descent and distribution. A Stock
Option shall be exercisable, during the Participant's lifetime, only by the Participant or by the guardian or legal representative of the Participant, it being understood that the terms "holder" and "Participant" include the guardian and legal representative of the Participant named in the applicable option agreement and any person to whom the Stock Option is transferred as permitted hereunder or in the applicable option agreement.

8.   Stock Appreciation Rights

     Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable as

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determined by the Committee, or, if granted in conjunction with all or part of any Stock Option, upon the termination or exercise of the related Stock Option.

     A Stock Appreciation Right may be exercised by a Participant as determined by the Committee in accordance with this Section 8, and, if granted in conjunction with all or part of any Stock Option, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this
Section 8. Stock Options which have been so surrendered, if any, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     (i) Stock Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times and to such extent as determined by the Committee. Stock Appreciation Rights granted in conjunction with all or part of any Stock Option shall be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 7 and this Section 8.

     (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Common Stock over (i) such value per share of Common Stock as shall be determined by the Committee at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis) or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii) A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in the applicable Award agreement or as otherwise authorized by the Committee.

9.   Stock Awards

     Stock Awards may be directly issued under the Plan, subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Committee shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant's period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a

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specified number of vested shares of Common Stock upon the attainment of one or more performance goals or service requirements established by the Committee.

     Shares representing a Stock Award shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Committee may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     A Stock Award may be issued in exchange for any consideration which the Committee may deem appropriate in each individual instance, including, without limitation:

     (i)    cash or cash equivalents;

     (ii)   past services rendered to the Company or any Subsidiary; or

     (iii) future services to be rendered to the Company or any Subsidiary (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Committee provides otherwise).

     A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of "Restricted Stock" or "Restricted Stock Units."

10.  Nonassignability

     Unless otherwise set forth in the form of Award or authorized by the Committee, no Award shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant's death, may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

11.  Adjustment Provisions

     In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or

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consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Committee may make such substitution or adjustments in the (i) number and kind of shares that may be delivered under the Plan, (ii) number and kind of shares subject to outstanding Awards, (iii) exercise price of outstanding Stock Options and Stock Appreciation Rights and (iv) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

12.  Change in Control Provisions

     (a)  Impact of Event.

          (i) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the Committee shall have authority, in its sole discretion, to provide:

               (A) for the full vesting of any Awards outstanding as of the date such Change in Control is determined to have occurred and not then vested and exercisable, if applicable (except to the extent such vesting is prohibited by Section 21(e), in which case the portion of the Award for which vesting does not occur under this Section 12(a)(i)(A) shall vest pursuant to the terms of the Award as if the Change in Control had not occurred); and

               (B) for the termination of all outstanding repurchase rights of the Company with respect to any outstanding Awards.

          (ii) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the Committee shall, in its sole discretion, provide for one of the following:

               (A) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

               (B) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

               (C) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

               (D) Settlement of each share of Common Stock subject to an outstanding Award for the Change in Control Price (less, to the

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                    extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred on the first to occur of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control of the Company: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by a lender of the Company pursuant to a debt restructuring of the Company, (5) any acquisition by a member or members of the Tebbe Family, or (6) any acquisition by any Person pursuant to a transaction in which the conditions described in clauses (A), (B) and (C) of subsection (iii) of this
               Section 12(b) are satisfied; or

          (ii) Individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 12(b), that any individual becoming a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election

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                contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) The approval by the stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of

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                common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on Nasdaq, as applicable, during the 60-day period prior to and including the date of a Change in Control, and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

13.  Withholding Taxes

     The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, or from the Participant's gross pay, the amount of all applicable

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

income and employment taxes required by law to be withheld with respect to the Plan or transactions in Common Stock or Awards, or may require the Participant to pay to the Company such tax prior to and as a condition of the making of any payment or delivery under the Plan. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value thereof when the tax withholding is required to be made.

14.  Amendments to Awards

     The Committee may at any time unilaterally amend, any unexercised Award, whether vested or unvested, earned or unearned, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, shall require the Participant's consent.

15.  Regulatory Approvals

     Notwithstanding anything contained in this Plan or any Award to the contrary, a Stock Option shall not be exercisable, and the Company shall have no obligation to issue or deliver certificates of Common Stock in respect thereof, prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and (b) the completion of any registration or other qualification of the offer and sale of the Common Stock under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

16.  No Rights to Continued Service or Grants

     Participation in the Plan shall not give any Employee, Director or Advisor any right to remain in the service of the Company or any Subsidiary. The Company or Subsidiary reserves the right to terminate the services of any Employee, Director or Advisor, as the case may be, at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or Advisor or any other individual any right to be selected as a Participant or to be granted an Award.

17.  Amendment

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (i) made to avoid an expense charge to the Company or a Subsidiary, or (ii) made to permit the Company a deduction under the Code. No such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder's consent.

     Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

18.  Unfunded Status of Plan

     It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

19.  Governing Law

     The Plan, all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than its law respecting choice of law).

20.  No Right, Title, or Interest in Company Assets

     No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

21.  Miscellaneous

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (b) All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Common Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

     (d) Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or a Subsidiary.

     (e) If any payment or right accruing to a Participant under this Plan (without the application of this Section 21), either alone or together with other payments or rights accruing to the Participant from the Company or a Subsidiary ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an award or in the event the Participant is party to an agreement with the Company or a Subsidiary that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 21 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by
Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

     (f) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     (g) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     (h) This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

     (i) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

     (j) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Common Stock received, directly or indirectly, pursuant to the exercise or settlement of an Award.

     (k) None of the Company, a Subsidiary or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of an Award or the exercise of a Stock Option or Stock Appreciation Right or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof.